China ACM Reports 2015 Fiscal Year Results, Provides Quarterly Guidance for the First Quarter of Fiscal Year 2016 and Full Year Guidance for Fiscal Year 2016

China Advanced Construction Materials Group, Inc. (Nasdaq: CADC) ("China ACM" or the "Company"), a provider of ready-mix concrete and related technical services in China, on September 25, 2015, announced its financial results for the fiscal year ended June 30, 2015.

Fiscal Year 2015 Financial Highlights

  Revenue increased 14% year over year to $55.5 million
  Gross margin was 9%
  Net loss available to common shareholders of $4.2 million or EPS of - $2.15
  $27.9 million in working capital at June 30, 2015

Fiscal Year 2015 Results

Revenue. For the year ended June 30, 2015, we generated total revenue of approximately $55.5 million compared to approximately $48.7 million during the year ended June 30, 2014, an increase of approximately $6.8 million or 14%. The increase in revenue was principally due to increased sales volume resulted from the commencement of operation of our manufacturing plant in the eastern suburban area of Beijing in early 2014.

Cost of Revenue. For the year ended June 30, 2015, we generated total cost of revenue of approximately $50.8 million compared to approximately $44.1 million during the year ended June 30, 2014, an increase of approximately $6.7 million or 15%. The increase in cost of revenue was primarily associated to the increase in production from our concrete plants during the year ended June 30, 2015 compared to the year ended June 30, 2014.

Gross Profit. Total gross profit was approximately $4.7 million for the year ended June 30, 2015, as compared to approximately $4.6 million for the year ended June 30, 2014,an increase of approximately $0.1 million. Percentage of gross profit over revenue for each of the years ended June 30, 2015 and 2014 was approximately 9%.

Recovery of (Provision for) Doubtful Accounts. We had recovery of doubtful accounts of $2.8 million for the year ended June 30, 2015, we incurred $7.7 million of provision for doubtful accounts for the year ended June 30, 2014. As compared to the balances of June 30, 2014, through improved collection efforts and certain agreements to offset customer receivables with vendor payables, we effectively reduced balances aged from one to two years by approximately $10.5 million and balances aged beyond two years by approximately $2.8 million.

Selling, General and Administrative Expenses. We incurred selling, general and administrative expenses of approximately $10.1 million for the year ended June 30, 2015, a decrease of approximately $0.5 million, or 5%, as compared to approximately $10.7 million for the year ended June 30, 2014. We incurred approximately $0.5 million of stock-based compensation for the year ended June 30, 2015, which was offset by decreases of $0.4 million in consulting expense, $0.1 million in office expenses, $0.2 million in business development expenses, and $0.2 million in conference expense as compared to the year ended June 30, 2014.

Research and development expenses. Research and development expenses for the year ended June 30, 2015 were $1.1 million, a decrease of approximately $0.3 million, or 23%, as compared to approximately $1.5 million for the year ended June 30, 2014. The Company’s R&D expenditure was maintained relative to the level of revenue and was adjusted based on economic outlook, plus discretionary spending on projects that were deemed to help improve our competitive advantage.

Loss realized from disposal of property, plant and equipment. For the year ended June 30, 2015, we incurred approximately $0.1 million of loss realized from disposal of property, plant and equipment, as compared to approximately $1.7 million for the year ended June 30, 2014.The change was caused by our disposal of certain vehicles at loss during the year ended June 30, 2014.

Net Loss. We incurred net loss of approximately $4.2 million for the year ended June 30, 2015, as compared to net loss of approximately $16.6 million for the year ended June 30, 2014, a decrease of $12.5 million. Such decrease in net loss was the result of the combination of the changes as discussed above.

Balance Sheet Overview

China ACM had working capital of $27.9 million at June 30, 2015, including $2.7 million in cash and equivalents, $11.1 million in restricted cash, $5.4 million in short term investment, $40.4 million in net accounts receivable, $52.5 million in prepayments, $1.1 million in other receivables and $88.5 million in total liabilities. Shareholders' equity was $39.7 million compared to $40.4 million at June 30, 2014. The total number of shares outstanding as of September 18, 2015 was approximately 2.1 million.

First Quarter and Full Year Guidance of Fiscal Year 2016

For the first quarter ending September 30, 2015, management expects to earn revenue of between $12 and $14 million, and incur a net loss of between $0 million and $1 million, resulting in a loss per share of between $ 0 and $0.53 based on fully diluted shares of 1.9 million as of Sep 28, 2015.

For the full fiscal year ended June 30, 2016, management expects to earn revenue of between $40 million and $60 million, net loss of between $2 and $4 million, and a loss per share of between $1.05 and $2.11 based on fully diluted shares of 1.9 million as of Sep 28, 2015.

Conference call

The company will host a conference call with a live webcast and a full Q&A session on Monday September 28, 2015, at 8:00 a.m., Eastern Time, to discuss financial results for the 2015 Fiscal Year.

Individuals interested in participating in the conference call may do so by dialing 877-407-8031 from the United States, or +1 201-689-8031 from outside the United States and referencing conference ID number 13620612.

To pre-check system compatibility prior to the call, visit http://www.investorcalendar.com/aboutus/HelpDesk.asp A webcast replay will be available until October 28th, 2015 at 11:59 PM.

Replay Number (Toll Free): 1-877-660-6853
Replay Number (International): 1-201-612-7415

About China ACM

China ACM is a producer of advanced, certified eco-friendly ready-mix concrete and provider of related technical services for large scale, high-speed rail (HSR) and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on many high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies.

More information about the Company is available at http://www.ir-site.com/cadc/index.asp.

Forward-Looking Statements

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in China ACM's Annual Report on Form 10-K for the fiscal year ended June 30, 2015. China ACM does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2015 AND 2014

ASSETS	2015	2014

CURRENT ASSETS:
Cash and cash equivalents	$2,691,915	$15,431,110
Restricted cash	11,062,358	13,413,264
Accounts and notes receivable, net of allowance for doubtful accounts
of $28,209,249 and $31,667,803, as of June 30, 2015 and 2014, respectively	40,357,169	49,367,452
Inventories	1,416,664	1,562,309
Short term investments	5,401,499	14,716,023
Other receivables	1,080,187	4,121,550
Prepayments and advances	52,478,097	35,699,065
Deferred tax assets	1,836,757	2,585,902
Total current assets	116,324,646	136,896,675

PROPERTY PLANT AND EQUIPMENT, net	10,155,848	12,878,263

ADVANCES ON EQUIPMENT PURCHASES, net of allowance of $3,578,891 and $2,368,438, as of June 30, 2015 and 2014, respectively	1,684,064	2,855,937

Total assets	$128,164,558	$152,630,875

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term loans, banks and bank guarantees	$26,355,700	$54,396,713
Short term loans - other	-	3,250,000
Notes payable	30,530,050	9,750,000
Accounts payable	23,399,883	32,501,363
Customer deposits	1,284,579	1,072,998
Other payables	2,704,233	2,059,739
Other payables - shareholders	83,678	925,385
Accrued liabilities	2,603,662	2,241,208
Capital lease obligations - current	1,489,384	4,659,756
Taxes payable	12,859	192,205
Total current liabilities	88,464,028	111,049,367

OTHER LIABILITIES
Capital lease obligations - non current	-	1,177,586
Total liabilities	88,464,028	112,226,953

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Preferred stock $0.001 par value, 1,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 2,180,799 and 1,486,871 shares issued and outstanding as of June 30, 2015 and 2014, respectively	2,181	1,487
Additional paid-in-capital	38,373,584	35,233,305
Accumulated deficit	(15,398,817)	(11,234,705)
Statutory reserves	6,248,357	6,248,357
Accumulated other comprehensive income	10,475,225	10,155,478
Total shareholders' equity	39,700,530	40,403,922
Total liabilities and shareholders' equity	$128,164,558	$152,630,875

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED JUNE 30, 2015 AND 2014

	2015	2014
REVENUE
Sales of concrete	$55,156,358	$47,468,956
Manufacturing services	314,220	1,221,881
Total revenue	55,470,578	48,690,837

COST OF REVENUE
Concrete	50,464,403	42,809,448
Manufacturing services	285,620	1,258,283
Total cost of revenue	50,750,023	44,067,731

GROSS PROFIT	4,720,555	4,623,106

RECOVERY OF (PROVISION FOR) DOUBTFUL ACCOUNTS	2,846,905	(7,683,463)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(10,142,589)	(10,676,783)
RESEARCH AND DEVELOPMENT EXPENSES	(1,143,476)	(1,484,218)
LOSS REALIZED FROM DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(90,494)	(1,669,923)
IMPAIRMENT LOSS OF LONG-LIVED ASSETS	-	(293,040)

LOSS FROM OPERATIONS	(3,809,099)	(17,184,321)

OTHER (EXPENSE) INCOME, NET
Subsidy income	1,673,444	2,921,550
Non-operating expense, net	(742,087)	(135,469)
Interest income	1,175,683	2,744,518
Interest expense	(1,361,697)	(2,548,080)
TOTAL OTHER INCOME, NET	745,343	2,982,519

LOSS BEFORE PROVISION FOR INCOME TAXES	(3,063,756)	(14,201,802)

PROVISION FOR INCOME TAXES	(1,100,356)	(2,445,290)

NET LOSS	$(4,164,112)	$(16,647,092)

COMPREHENSIVE LOSS:
Net loss	$(4,164,112)	$(16,647,092)
Foreign currency translation adjustment	319,747	358,915

COMPREHENSIVE LOSS	$(3,844,365)	$(16,288,177)

LOSS PER COMMON SHARE
Weighted average number of shares:
Basic	1,936,591	1,486,871
Diluted	1,936,591	1,486,871

Loss per share:
Basic	$(2.15)	$(11.20)
Diluted	$(2.15)	$(11.20)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,164,112)	$(16,647,092)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation	2,127,260	2,399,263
Stock-based compensation expense	514,809	-
Deferred tax provision	764,487	1,648,292
(Recovery of) provision for doubtful accounts	(2,846,905)	7,683,463
Loss realized from disposal of property, plant and equipment	90,494	1,669,923
Impairment loss of long-lived assets	-	293,040
Imputed interest on other receivable from termination of leases	-	(710,155)
Changes in operating assets and liabilities
Accounts and notes receivable	(11,520,175)	4,807,707
Inventories	156,413	(433,778)
Other receivables	3,388,038	2,870,784
Other receivable from termination of lease	-	13,068,997
Prepayments and advances	(15,995,822)	(8,889,876)
Accounts payable	13,511,852	(1,443,156)
Customer deposits	202,663	(671,631)
Other payables	631,801	58,921
Accrued liabilities	348,505	1,249,739
Taxes payable	(179,882)	84,686
Net cash (used in) provided by operating activities	(12,970,574)	7,039,127

CASH FLOWS FROM INVESTING ACTIVITIES:
Redemptions (acquisitions) of short-term investments, net	9,377,145	(9,533,591)
Proceeds from disposal of property, plant and equipment	57,015	-
Purchase of property, plant and equipment	(43,633)	(392,006)
Net cash provided by (used in) investing activities	9,390,527	(9,925,597)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans and bank guarantees	43,005,600	75,172,737
Payments of short term loans and bank guarantees	(71,309,312)	(64,794,400)
(Payments of) proceeds from short term loans - other	(3,258,000)	3,256,000
Proceeds from notes payable	50,987,700	17,908,000
Payments of notes payable	(30,380,850)	(8,140,000)
Payable to shareholder	118,302	168,057
Principal payments on capital lease obligations	(2,000,549)	(2,282,981)
Restricted cash	2,437,985	(6,894,601)
Proceeds from issuance of common stock	1,167,552	-
Net cash (used in) provided by financing activities	(9,231,572)	14,392,812

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	72,424	(25,171)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(12,739,195)	11,481,171

CASH AND CASH EQUIVALENTS, beginning of year	15,431,110	3,949,939

CASH AND CASH EQUIVALENTS, end of year	$2,691,915	$15,431,110